EXECUTION COPY

March 30, 2015

To:	Citibank, N.A., as Depositary
388 Greenwich Street, 14th Floor
New York, NY 10013, U.S.A.
Attention: Depositary Receipt Department

Re:    Amarin Corporation plc – Letter Agreement

Ladies & Gentlemen,

We refer to (i) the Amended and Restated Deposit Agreement, dated as of November 4, 2011, by and among Amarin Corporation plc (the "Company"), Citibank, N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares (the "Ordinary ADSs") issued thereunder (the "Ordinary Share Deposit Agreement"), and (ii) the Preferred Share Deposit Agreement, dated as of March 30, 2015, by and among the Company, the Depositary, and all Holders and Beneficial Owners of American Depositary Shares (the "Preferred ADSs") issued thereunder (the "Preferred Share Deposit Agreement" and together with the Ordinary Share Deposit Agreement, the "Deposit Agreements").  Terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the applicable Deposit Agreement.

The Company (i) has, upon the terms set forth in that certain Securities Subscription Agreement, dated March 5, 2015, among the Company and the Purchasers named therein (the "Purchase Agreement"), issued an aggregate of 352,150,790 Series A Preference Shares, par value £ 0.05 per share, of the Company ("Preferred Shares") in the United States of America pursuant to the exemptions from securities registration afforded by Section 4(a)(2) of the Securities Act (the "Offer"), and (ii) expects to, from time to time following the date hereof, enter into agreements with purchasers for the subscription and issuance of additional Preferred Shares on the same or similar terms as those set forth in the Offer.  The Preferred Shares have the rights, preferences, privileges and restrictions set forth in the resolutions establishing the terms of the Preferred Shares as approved by the Company’s Board of Directors or a committee thereof pursuant to the authority conveyed on the Board of Directors under the Company’s articles of association with the rights, preferences, privileges and restrictions set forth therein and substantially in the form attached as Exhibit B to the Purchase Agreement (the "Series A Preference Share Terms") or such related agreement governing the subscription for the Preferred Shares.

This Letter Agreement will confirm our understanding and agreement as follows:

1.    Depositary Procedures.  The Company instructs the Depositary, and the Depositary agrees upon and subject to the terms set forth in this Letter Agreement and the Deposit Agreements, to establish procedures to enable from time to time (i) the deposit of Preferred Shares with the Custodian by the Company on behalf of the Purchasers, in connection with the issuance of Restricted ADSs in the form of Restricted ADRs pursuant to the terms of Section 2.14 of the Preferred Share Deposit Agreement, as supplemented by the terms of this Letter Agreement, (ii) the delivery of the Restricted ADRs to the Purchasers, (iii) the surrender of the Restricted ADRs evidencing Restricted ADSs representing Preferred Shares by Holders thereof following the effectiveness of any registration statement covering the resale of the Preferred Shares, Preferred ADSs representing the Preferred Shares, Ordinary Shares (as hereafter defined) issuable upon conversion (through consolidation and redesignation) of the Preferred Shares or Ordinary ADSs representing such Ordinary Shares, and the reissuance of ADRs without restrictive legends evidencing Preferred ADSs without restrictive legends representing the Preferred Shares, (iv) the surrender of the Restricted ADRs evidencing Restricted ADSs, or unrestricted ADRs evidencing unrestricted Preferred ADSs, as the case may be, by Holders thereof in connection with the whole or partial conversion (through consolidation and redesignation) of the Preferred Shares by the Holders of Restricted ADSs or unrestricted ADSs pursuant to the Series A Preference Share Terms at any time and from time to time after the date of this Letter Agreement, and the reissuance and delivery of Restricted ADRs evidencing those Restricted ADSs, or unrestricted ADRs evidencing unrestricted ADSs, as the case may be, representing the Preferred Shares not converted, (v) the transfer of the Preferred ADSs, the Restricted ADSs or the unrestricted ADSs, as applicable and the withdrawal of the Preferred Shares, in each case upon the terms and conditions set forth in the Preferred Share Deposit Agreement as supplemented by the terms of this Letter Agreement, and (vi) the credit of Ordinary Shares (as hereinafter defined) with the Custodian by the Company, in connection with the conversion (through consolidation and redesignation) of the Preferred Shares and the issuance of Ordinary ADSs pursuant to the terms of Section 2.5 of the Ordinary Share Deposit Agreement, as supplemented by the terms of this Letter Agreement.

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2.   Company Assistance.  The Company agrees to (i) assist the Depositary in the establishment of such procedures to enable the acceptance of the deposit of the Preferred Shares, the issuance of the Restricted ADRs evidencing the Restricted ADSs, the delivery of the Restricted ADRs or unrestricted ADRs, the surrender of the Restricted ADRs or unrestricted ADRs evidencing the Restricted ADSs or unrestricted Preferred ADSs upon the conversion (through consolidation and redesignation) of the Preferred Shares, the transfer of the Preferred ADSs or the Restricted ADSs or unrestricted Preferred ADSs, as applicable, and the withdrawal of the Preferred Shares, the deposit of the Ordinary Shares, the issuance of the Ordinary ADSs, the delivery of the Ordinary ADSs, and the issuance and delivery of any Restricted ADRs or unrestricted ADRs evidencing those Restricted ADSs or unrestricted Preferred ADSs representing the Preferred Shares not converted, and (ii) take, and cause, instruct or direct others to take, all commercially reasonable steps necessary and satisfactory to the Depositary to ensure that the acceptance of the deposit of the Preferred Shares, the issuance of the Restricted ADRs evidencing Restricted ADSs or unrestricted ADRs evidencing unrestricted Preferred ADSs, the delivery of the Restricted ADRs or unrestricted ADRs, the surrender of the Restricted ADRs evidencing the Restricted ADSs or unrestricted ADRs evidencing unrestricted Preferred ADSs upon the conversion (through consolidation and redesignation) of the Preferred Shares, the transfer of the Preferred ADSs or the Restricted ADSs or unrestricted Preferred ADSs, as applicable, and the withdrawal of the Preferred Shares, the deposit of the Ordinary Shares, the issuance of the Ordinary ADSs, the delivery of the Ordinary ADSs, and the issuance and delivery of any Restricted ADRs evidencing those Restricted ADSs or unrestricted ADRs evidencing unrestricted Preferred ADSs representing the Preferred Shares not converted, in each case upon the terms and conditions set forth herein, do not materially prejudice the rights of Holders and Beneficial Owners of Preferred ADSs and do not violate the provisions of the Securities Act or any other applicable laws.  In furtherance of the foregoing, the Company shall cause its U.S. counsel to deliver an opinion to the Depositary stating, inter alia, that (x) the deposit of the Preferred Shares or the Ordinary Shares, and the issuance and delivery of Restricted ADSs, Preferred ADSs or Ordinary ADSs, as applicable, in each case upon the terms contemplated herein and the Deposit Agreements, do not require registration under the Securities Act, in form satisfactory to the Depositary as of the date of this Letter Agreement, and (y) this Letter Agreement has been duly executed and delivered by the Company and constitutes their enforceable agreements.

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3.   Limitations on Issuance of Restricted ADSs, Preferred ADSs and Ordinary ADSs.  The Company hereby instructs the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this Letter Agreement and the Deposit Agreements, to issue and deliver to the Purchasers of the Preferred Shares the corresponding number of Restricted ADSs from time to time set forth by the Company on the Restricted ADS Issuance Instruction, substantially in the form of Exhibit A attached hereto, upon receipt of (i) the applicable fees from the Company, (ii) confirmation from the Custodian of the deposit of the requisite number of Preferred Shares, (iii) the fulfillment by the Company of the obligations set forth in Section 6 related to the payment of all applicable stamp duty taxes or confirmation by the Company of the absence of any applicable stamp duty taxes, and (iv) the opinion of counsel identified in Section 7 hereof.  The Restricted ADSs issued upon the deposit of Preferred Shares shall be separately identified on the books of the Depositary and such Preferred Shares shall be held separate and distinct from the other Deposited Securities held by the Custodian in respect of the American Depositary Shares issued under the Preferred Share Deposit Agreement and this Letter Agreement that are not Restricted ADSs.  The Restricted Deposited Securities and the Restricted ADSs shall be eligible for the "Pre Release Transactions" described in Section 5.10 of the Preferred Share Deposit Agreement.  Neither the Preferred ADSs nor the Restricted ADSs shall be eligible for inclusion in any book entry settlement system, including, without limitation, The Depository Trust Company, and shall not in any way be fungible with the other Preferred ADSs issued under the terms hereof that are not Restricted ADSs.  Nothing contained in this Letter Agreement shall in any way be deemed to obligate the Depositary, or to give authority to the Depositary, to accept any Deposited Securities (other than the Preferred Shares or Ordinary Shares described herein) for deposit under the terms hereof.  The Company hereby further instructs the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this Letter Agreement and the Ordinary Share Deposit Agreement, to issue and deliver to the Holders of Restricted ADSs converting (through consolidation and redesignation) the Preferred Shares represented by such Restricted ADSs the corresponding number of Ordinary ADSs representing Ordinary Shares set forth by the Company on the Ordinary ADS Issuance Instruction Pursuant to Conversion, substantially in the form of Exhibit B attached hereto, upon (i) confirmation from the Custodian of the credit of the requisite number of Ordinary Shares, (ii) the fulfillment by the Company of the obligation contained in Section 6 related to the payment of all applicable stamp duty taxes or confirmation by the Company of the absence of any applicable stamp duty taxes and (iii) receipt of the opinion of counsel identified in Section 7 hereof.

4.   Stop Transfer Notation and Legend.  The Restricted ADRs evidencing the Restricted ADSs issued pursuant to the terms and subject to the conditions set forth in this Letter Agreement shall contain the Transaction Legend (as defined in Schedule B to Exhibit A attached hereto).

5.   Conversion of Preferred Shares; Deposit of Ordinary Shares.  The Company and the Depositary hereby agree that the ordinary shares of the Company, par value £0.50 per share (the "Ordinary Shares"), underlying the Ordinary ADSs issuable and deliverable upon conversion (through consolidation and redesignation) of the Preferred Shares may from time to time be credited to the Custodian under the Ordinary Share Deposit Agreement, in accordance with the terms hereof and thereof.  The Company hereby confirms that (x) the Ordinary Shares to be credited to the Custodian upon conversion (through consolidation and redesignation) of the Preferred Shares (i) will be deemed to have been deposited automatically, and without further action by the Holder of the Restricted ADSs representing such Preferred Shares or the Depositary upon the Company’s (A) approval of the conversion (through consolidation and redesignation) of such Preferred Shares into Ordinary Shares and (B) the Depositary’s receipt of the credit of Ordinary Shares corresponding to the number of Preferred Shares so converted, (ii) have been duly authorized and will be validly issued, fully paid and non-assessable, (iii) will rank pari passu in all respects, and will be fully fungible with the Ordinary Shares then on deposit with the Custodian under the Ordinary Share Deposit Agreement, (iv) will not be stripped of any rights or entitlement by the Company prior to or upon deposit with the Custodian, and (v) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of stamp duty reserve tax, and (y) there are no pre-emptive rights (and any similar rights) with respect to the Preferred Shares to be deposited with the Custodian upon conversion of the Preferred Shares that have not been waived or exercised.

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6.   Covenants.  The Company hereby covenants that (i) the Company will credit Ordinary Shares upon conversion (through consolidation and redesignation) of the Preferred Shares in accordance with the terms and conditions of the Preferred Shares as set forth in the Purchase Agreement only after receipt from the converting Holder of the Restricted ADSs or unrestricted Preferred ADSs, as the case may be, representing the Preferred Shares, as part of the share conversion notice managed by the Company, of a certification (a copy of which will be provided by the Company to the Depositary upon request) that such person is not an Affiliate of the Company or an acknowledgement of the resale requirements applicable to Affiliates under Rule 144 under the Securities Act, (ii) it will cause Ordinary Shares to be credited with the Custodian and shall instruct the Depositary to credit Ordinary ADSs upon the terms contemplated in the Ordinary Share Deposit Agreement and this Letter Agreement, (iii) it will, prior to (A) deposit of Preferred Shares, or (B) credit of Ordinary Shares upon conversion (through consolidation and redesignation) of the Preferred Shares, pay or cause to be paid any and all applicable stamp duty taxes, including stamp duty reserve taxes, due in connection with the issuance of such Preferred Shares the creation of such Ordinary Shares, and the deposit of such Preferred Shares or credit of such Ordinary Shares into the ADR facility established and existing under the terms of the Preferred Share Deposit Agreement or the Ordinary Share Deposit Agreement, respectively, and (iv) prior to the deposit by the Company on behalf of the Purchasers or any other party of any Preferred Shares (other than the deposit of Preferred Shares against the issuance of the Restricted ADSs) in connection with the issuance of Preferred ADSs, the Company will file, or cause to be filed, with the Commission a Registration Statement on Form F-6, along with all required exhibits attached thereto, in respect of the Preferred ADSs to be issued against the deposit of the Preferred Shares pursuant to the terms of the Preferred Share Deposit Agreement.

7.   Opinions.  In connection with the issuance of the Restricted ADSs or the Preferred ADSs representing the Preferred Shares, the Company shall provide the Depositary with (i) an opinion of its English counsel reasonably satisfactory to the Depositary which addresses, among other things, that this Letter Agreement and the Preferred Share Deposit Agreement are enforceable, all consents and approvals necessary under English law for issuance and deposit of the Preferred Shares, as well as the Ordinary Shares to be created upon conversion (through consolidation and redesignation) of the Preferred Shares with the Custodian have been obtained, such Preferred Shares are, or in the case of such Ordinary Shares will be, duly authorized, and, at the time the Restricted ADSs or the Preferred ADSs representing the Preferred Shares, and the Ordinary ADSs representing the Ordinary Shares, as applicable, are issued in respect thereof, such Preferred Shares and Ordinary Shares will be validly issued, fully paid and non-assessable and any pre-emptive or other similar rights with respect thereto will have been validly waived or exercised, and (ii) an opinion of its U.S. counsel which addresses, among other things, that no registration under the Securities Act of the sale of the Preferred Shares and the issuance of the Restricted ADSs or the Preferred ADSs upon the terms set forth herein and in the Preferred Share Deposit Agreement is required.  In addition, in connection with the issuance of the Ordinary ADSs representing the Ordinary Shares to be credited upon the conversion (through consolidation and redesignation) of the Preferred Shares, the Company shall provide the Depositary with an opinion of its U.S. counsel which addresses, among other things, that the resale of Ordinary ADSs following conversion of the Preferred Shares is registered under the Securities Act pursuant to an effective resale registration statement filed with the Commission.

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8.   Depositary Fees.  Notwithstanding any other agreement between the Company and the Depositary, the Company and the Depositary hereby agree that the Company shall pay the Depositary a depositary fee of US$0.003 per Restricted ADS or Preferred ADS (as applicable) (the "Issuance Fees"), which amounts shall be payable in accordance with the following terms: (i) on the date hereof, US$100,000 via wire transfer of immediately available funds (the "Initial Payment"), (ii) Issuance Fees concurrently with and from time to time upon the earlier to occur of the Depositary’s receipt of (a) a request to convert (through consolidation and redesignation) the Restricted ADSs or Preferred ADSs (as applicable) into Ordinary ADSs, which Issuance Fees shall be based upon the number of Restricted ADSs or Preferred ADSs requested to be so converted, and (b) a request to transfer or cancel the Restricted ADSs or Preferred ADSs (as applicable) pursuant to the terms and conditions set forth herein, which Issuance Fees shall be based upon the number of Restricted ADSs or Preferred ADSs requested to be so transferred or cancelled, and (iii) upon the conversion (through consolidation and redesignation) into Ordinary ADSs, or transfer or cancellation of Restricted ADSs or Preferred ADSs of at least 50% (the "Threshold") of the aggregate number of Restricted ADSs and Preferred ADSs issued to date by the Depositary on behalf of the Company (such date on which the Threshold is met, the "Calculation Date"), in each case pursuant to the terms and conditions set forth herein, the Company shall promptly pay the Depositary via wire transfer of immediately available funds the sum of (a) US$1,056,452 plus Issuance Fees incurred per each additional Restricted ADS and Preferred ADS (as applicable) issued by the Depositary on behalf of the Company after the date hereof, minus (b) the Initial Payment plus the Issuance Fees paid from time to time prior to the Calculation Date pursuant to (ii) above, along with such other fees as prescribed in the Preferred Share Deposit Agreement.

9.   Fractional Shares, Preferred ADSs, Ordinary ADSs and Restricted ADSs.  Notwithstanding anything to the contrary in the Deposit Agreements, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of (i) the Restricted ADSs or the Preferred ADSs upon the deposit of Preferred Shares, and the Depositary shall not be required to accept, under any circumstances (a) any fraction of a Preferred Share or an Ordinary Share, nor (b) a number of Preferred Shares or Ordinary Shares which upon application of the Restricted ADS (or Preferred ADSs, as applicable)-to-Preferred Share or Ordinary ADS-to-Ordinary Share ratio would give rise to a fraction of a Restricted ADS (or Preferred ADSs, as applicable) or Ordinary ADS, respectively or (ii) Ordinary ADSs upon conversion of the Preferred Shares into Ordinary Shares.

10.   Limitations on Transfer of Restricted ADSs.  The Restricted ADSs shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Preferred Share Deposit Agreement, and (ii) such other documents as may reasonably be requested by the Depositary under the terms hereof (including, without limitation, the terms of the Transaction Legend).

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11.   Limitations on Cancellation of Restricted ADSs.  The Company instructs the Depositary, and the Depositary agrees not to cancel any Restricted ADSs upon presentation for the purpose of withdrawing the underlying Shares unless (x) all of the conditions applicable to the withdrawal of the Preferred Shares from the depositary receipts facility created pursuant to the terms of the Preferred Share Deposit Agreement have been satisfied, and (y) the Depositary shall have received from the person requesting the withdrawal of the Preferred Shares a duly completed and signed Withdrawal Certification substantially in the form of the draft thereof attached hereto as Exhibit C (such certification, the "Withdrawal Certification").

12.   Fungibility.  Except as contemplated herein and except as required by applicable law, the Restricted ADSs shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as Preferred ADSs issued and outstanding under the terms of the Preferred Share Deposit Agreement.  Nothing contained herein shall obligate the Depositary to treat Holders of Restricted ADSs on terms more favorable than those accorded to Holders of Preferred ADSs under the Preferred Share Deposit Agreement and this Letter Agreement.

13.   Removal of Restrictions.  The Company may instruct the Depositary from time to time in writing that some or all of the Restricted ADSs no longer constitute "restricted securities" (within the meaning given to such term under the Securities Act and the regulations issued thereunder by the Commission), including without limitation following the effectiveness of any registration statement covering the resale of the Preferred Shares and ADSs representing the Preferred Shares.  The Depositary shall remove all stop transfer notations from its records in respect of the Restricted ADSs and shall treat Restricted ADSs on the same terms as the other Preferred ADSs outstanding under the terms of the Preferred Share Deposit Agreement and this Letter Agreement (that are not Restricted ADSs) upon receipt of (x) written instructions from the Company to do so, and (y) an opinion of U.S. counsel to the Company confirming, inter alia, that, a registration statement covering the resale of the Preferred Shares, the Preferred ADSs representing the Preferred Shares and the Ordinary Shares created and the Ordinary ADSs issuable upon conversion (through consolidation and redesignation) of the Preferred Shares has been declared effective.  Upon (i) receipt of such instructions and opinion of counsel or (ii) receipt of evidence reasonably satisfactory to the Depositary that the transfer of certain designated Restricted ADSs is covered by an effective Registration Statement under the Securities Act, the Depositary shall take all actions necessary to remove any distinctions previously existing between the applicable Restricted ADSs and the Preferred ADSs that are not Restricted ADSs, including, without limitation, by (a) causing the Custodian to credit the applicable number of Preferred Shares to the account for the Deposited Securities in respect of the Preferred ADSs that are not Restricted ADSs, and (b) removing the stop transfer notations on its records in respect of the applicable Preferred ADSs previously identified as Restricted ADSs.

14.   Limitations On Exchange of Restricted ADSs for Preferred ADSs.  The Company instructs the Depositary, and the Depositary agrees, to cancel the Restricted ADSs and to issue and deliver unrestricted, freely transferable Preferred ADSs in respect thereof upon receipt of (i) a duly completed and signed Resale Certification and Preferred ADS Issuance Instruction, substantially in the form attached hereto as Exhibit D, (ii) an opinion of U.S. securities counsel to the effect that, inter alia, that the Restricted ADSs to be transferred and the Preferred Shares represented thereby are being transferred in a transaction exempt from registration under the Securities Act and the Preferred ADSs to be delivered upon transfer, and the Preferred Shares represented thereby, are not "Restricted Securities" (within the meaning of Rule 144(a)(3) under the Securities Act), (iii) payment of the issuance fees, taxes and expenses otherwise payable under the terms of the Preferred Share Deposit Agreement and this Letter Agreement, and (iv) any other documents as may reasonably be requested by the Depositary under the terms of the Preferred Share Deposit Agreement and this Letter Agreement.  Upon receipt of such materials, the Depositary shall take all actions necessary to remove any distinctions previously existing between the applicable Restricted ADSs and the Preferred ADSs that are not Restricted ADSs, including, without limitation, by (a) removing the stop transfer notations on its records in respect of the applicable Preferred ADSs previously identified as Restricted ADSs, and (b) making the formerly Restricted ADSs eligible for Pre-Release Transactions.

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15.   Supplement to Deposit Agreement.  The terms of this Letter Agreement supplement the Preferred Share Deposit Agreement, and are not intended to materially prejudice any substantial rights of Holders of Preferred ADSs and, as a result, notice hereof need not be given to the Holders of Preferred ADSs under the Preferred Share Deposit Agreement.

16.   F-6 Registration Statement.  The Depositary and the Company hereto confirm that a signed copy of this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the Ordinary ADSs.

17.   Miscellaneous.

(a)    The Company hereby acknowledges and agrees that its indemnification obligations contained in Section 5.8 in each of the Deposit Agreements shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the corresponding Deposit Agreement.

(b)   The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)   This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York.

(d)   This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)   This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)   This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

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Kindly indicate your acceptance and agreement to the foregoing by signing this letter below in the space provided.

Very truly yours,

/s/ John Thero
SIGNED by John Thero, President, Director and Chief Executive Officer for and on behalf of Amarin Corporation plc

Accepted and Agreed
as of the date first written above

CITIBANK, N.A., as Depositary

By:	/s/ Keith Galfo
Name:	Keith Galfo
Title:	Vice President

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EXHIBIT A
to
Letter Agreement, dated as of March 30, 2015
(the "Letter Agreement"), by and between
AMARIN CORPORATION PLC
and CITIBANK, N.A.

_____________________

Restricted ADS Issuance Instructions

_____________________

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

_____________________

Citibank, N.A., as Depositary
ADR Department
111 Wall Street
New York, New York  10043

Re:   Amarin Corporation plc

Dear Sirs:

Reference is made to (i) the Amended and Restated Deposit Agreement, dated as of November 4, 2011, by and among Amarin Corporation plc (the "Company"), Citibank, N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares (the "Ordinary ADSs") issued thereunder (the "Ordinary Share Deposit Agreement"), (ii) the Preferred Share Deposit Agreement, dated as of March 30, 2015, by and among the Company, the Depositary, and all Holders and Beneficial Owners of American Depositary Shares (the "Preferred ADSs") issued thereunder (the "Preferred Share Deposit Agreement" and together with the Ordinary Share Deposit Agreement, the "Deposit Agreements"), and (iii) the Letter Agreement, dated as of March 30, 2015 (the "Letter Agreement"), by and between the Company and the Depositary, in connection, inter alia, with the issuance and delivery of Restricted ADSs representing Preferred Shares, and Ordinary ADSs representing Ordinary Shares upon the conversion of Preferred Shares.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreements, or, in the event so noted herein, in the Letter Agreement.

A-1

This Restricted ADS Issuance Instruction is being furnished in connection with the subscription and our issuance of Preferred Shares, to be delivered in the form of Restricted ADRs representing Restricted ADSs, to the Purchasers set forth herein.

The Company hereby instructs the Depositary to (i) direct the Custodian to accept, on Depositary’s behalf, the deposit of [•] Preferred Shares, and (ii) following confirmation of receipt by the Custodian of the deposit of the Preferred Shares, issue the Restricted ADSs in the form of Restricted ADRs evidencing the corresponding number of Restricted ADSs as specified in Schedule A hereto.  The Depositary is to affix to each of the Restricted ADSs a legend substantially in the form of the legend set forth on Schedule B hereto (the “Transaction Legend”).  The Depositary shall not process any transfer or cancellation of any of the Restricted ADSs without the prior written confirmation from the Company that such transfer or cancellation complies with the limitations contemplated in the Transaction Legend.

The Company hereby confirms that no stamp duty taxes (including any stamp duty reserve taxes) are applicable to the issuance of the Preferred Shares or the deposit of the Preferred Shares with the Custodian.  The Company hereby indemnifies the Depositary and the Custodian for, and holds the Depositary and the Custodian harmless against, all claims, losses, damages, costs and expenses (including reasonable legal fees and disbursements), penalties and taxes incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty, stamp duty reserve tax, or any other similar duty or tax in connection with the Preferred Shares and the Restricted ADSs.

SIGNED by John Thero, President, Director and Chief Executive Officer for and on behalf of Amarin Corporation plc

A-2

Schedule A
Restricted ADSs

Name of Registered Holder	Address & Contact Details of Registered Holder	Tax ID Number of Registered Holder	Number of Certificated Restricted ADSs to be Issued

Exhibit A, Schedule A-1

Schedule B
Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE DEPOSITARY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES SUBSCRIPTION AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

Exhibit A, Schedule B-1

EXHIBIT B
to
Letter Agreement, dated as of March 30, 2015
(the "Letter Agreement"), by and between
AMARIN CORPORATION PLC
and CITIBANK, N.A.

_____________________

Ordinary ADS Issuance Instructions Pursuant to Conversion

_____________________

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

_____________________

Citibank, N.A., as Depositary
ADR Department
111 Wall Street
New York, New York  10043

With an electronic copy to:

Citibank, N.A. London Branch
email:  david.hand@citi.com
facsimile:  +353 1 622 0999
attn.:  David Hand

Re:   Amarin Corporation plc

Dear Sirs:

Reference is made to (i) the Amended and Restated Deposit Agreement, dated as of November 4, 2011, by and among Amarin Corporation plc (the "Company"), Citibank, N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares (the "Ordinary ADSs") issued thereunder (the "Ordinary Share Deposit Agreement"), (ii) the Preferred Share Deposit Agreement, dated as of March 30, 2015, by and among the Company, the Depositary, and all Holders and Beneficial Owners of American Depositary Shares (the "Preferred ADSs") issued thereunder (the "Preferred Share Deposit Agreement" and together with the Ordinary Share Deposit Agreement, the "Deposit Agreements"), and (iii) the Letter Agreement, dated as of March 30, 2015 (the "Letter Agreement"), by and between the Company and the Depositary, in connection, inter alia, with the issuance and delivery of Restricted ADSs representing Preferred Shares, and Ordinary ADSs representing Ordinary Shares upon the conversion of Preferred Shares.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreements, or, in the event so noted herein, in the Letter Agreement.

This Ordinary ADS Issuance Instruction Pursuant to Conversion is being furnished in connection with the conversion of our Preferred Shares and the corresponding redesignation to Ordinary Shares, to be delivered in the form of Ordinary ADSs, to the Purchaser set forth herein.

The Company hereby (i) confirms that it has credited the number of Ordinary Shares identified below in connection with a request by the Holder of the Restricted ADSs representing Preferred Shares to convert (through consolidation and redesignation) such Preferred Shares into Ordinary Shares represented by Ordinary ADSs, and (ii) further confirms that the conversion of the Preferred Shares represented by the Restricted ADSs and the credit of the Ordinary Shares to be represented by the Ordinary ADSs comply with the limitations contemplated in the Transaction Legend (as defined in the Restricted ADS Issuance Instructions set forth in Exhibit A to the Letter Agreement), (iii) instructs the Depositary to reissue and deliver a Restricted ADR evidencing those Restricted ADSs representing Preferred Shares not converted to the Holder of such Restricted ADR, (iv) instructs the Depositary to issue the Ordinary ADSs in the name of the person(s) identified below and hereby confirms that such person(s) as of the date hereof (i) is/are not, and during the preceding three months has/have not been, Affiliate(s) (as defined in Rule 144 under the Securities Act) of the Company or (ii) has/have acknowledged the resale requirements applicable to Affiliates under Rule 144 under the Securities Act, and (v) confirms that the Beneficial Owner of the Ordinary ADSs issued pursuant to (iv) above is the same person or entity as the Holder of the Restricted ADSs (i.e., there has been no change of beneficial ownership), upon the terms described in the Letter Agreement as follows:

Name of Registered Holder:	___________________________________
Address of Registered Holder:	___________________________________ ___________________________________
Tax ID Number of Registered Holder:	___________________________________
Number of Restricted ADSs representing Preferred Shares surrendered for cancellation:	_____________________ Restricted ADSs
Number of Preferred Shares converted (through consolidation and redesignation) into Ordinary Shares:	_____________________ Ordinary Shares
Certificate number(s) of Restricted ADR(s) delivered by the Company on behalf of Holders of Restricted ADSs surrendered for cancellation:	_____________________ Restricted ADRs Certificate No(s).
Number of Ordinary Shares credited:	_____________________ Ordinary Shares
Number of Ordinary ADSs to be issued (CUSIP No.: 023111206):	_____________________ Ordinary ADSs

If Ordinary ADSs representing Ordinary Shares are to be issued and delivered by means of book-entry transfer to the DTC account of the converting holder of Restricted ADSs representing Preferred Shares:

Name of DTC Participant acting for undersigned:	_____________________________

DTC Participant Account No.:	_____________________________

Account No. for undersigned at DTC Participant (f/b/o information):	_____________________________

Onward Delivery Instructions of undersigned:	_____________________________

Contact person at DTC Participant:	_____________________________

Daytime telephone number of contact person at DTC Participant:	_____________________________

OR

If Ordinary ADSs representing Ordinary Shares are to be issued delivered in the form of Uncertificated ADSs or in the form of an ADR:

Name of Purchaser:	_____________________________

Street Address:	_____________________________

City, State, and Country:	_____________________________

Nationality:	_____________________________

Social Security or Tax Identification Number:	_____________________________

The Company hereby confirms that no stamp duty taxes (including any stamp duty reserve taxes) are applicable to the redesignation of the Ordinary Shares upon the conversion of Preferred Shares or the deposit of such Ordinary Shares with the Custodian.  The Company hereby indemnifies the Depositary and the Custodian for, and holds the Depositary and the Custodian harmless against, all claims, losses, damages, costs and expenses (including reasonable legal fees and disbursements), penalties and taxes incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty, stamp duty reserve tax, or any other similar duty or tax in connection with the Ordinary Shares and the Ordinary ADSs.

SIGNED by John Thero, President, Director and Chief Executive Officer for and on behalf of Amarin Corporation plc

Agreed and Acknowledged1 by:

Name:
Title:
_________________________
1 As Holder of Restricted ADSs requesting issuance and delivery of Ordinary ADSs upon conversion (through consolidation and redesignation) of the Preferred Shares underlying the Restricted ADSs into Ordinary Shares represented by Ordinary ADSs.

EXHIBIT C
to
Letter Agreement, dated as of March 30, 2015
(the "Letter Agreement"), by and between
AMARIN CORPORATION PLC
and CITIBANK, N.A.

_____________________

Withdrawal Certification

_____________________

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

_____________________

Citibank, N.A., as Depositary
ADR Department
111 Wall Street
New York, New York  10043

Re:   Amarin Corporation plc

Dear Sirs:

Reference is made to (i) the Amended and Restated Deposit Agreement, dated as of November 4, 2011, by and among Amarin Corporation plc (the "Company"), Citibank, N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares (the "Ordinary ADSs") issued thereunder (the "Ordinary Share Deposit Agreement"), (ii) the Preferred Share Deposit Agreement, dated as of March 30, 2015, by and among the Company, the Depositary, and all Holders and Beneficial Owners of American Depositary Shares (the "Preferred ADSs") issued thereunder (the "Preferred Share Deposit Agreement" and together with the Ordinary Share Deposit Agreement, the "Deposit Agreements"), and (iii) the Letter Agreement, dated as of March 30, 2015 (the "Letter Agreement"), by and between the Company and the Depositary, in connection, inter alia, with the issuance and delivery of Restricted ADSs representing Preferred Shares, and Ordinary ADSs representing Ordinary Shares upon the conversion of Preferred Shares.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreements, or, in the event so noted herein, in the Letter Agreement.

This Withdrawal Certification is being furnished in connection with the withdrawal of Preferred Shares upon surrender of Restricted ADSs to the Depositary.

A.
We acknowledge or if we are acting for the account of another person, such person has confirmed to us that it acknowledges that the Restricted ADSs and the Preferred Shares represented thereby have not been and will not be registered under the Securities Act.

B.	We certify that

(a)
We are a “qualified institutional buyer” as defined in Rule 144A under the Securities Act ("QIB") or an “accredited investor” as defined in Rule 501(a) of the Securities Act, we are not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and are acting for our own account or for the account of one or more QIBs or accredited investors (that is not an affiliate of the Company), and we (or it) will be the beneficial owner of the Preferred Shares upon withdrawal, and, accordingly, we agree (or if we are acting for the account of one or more QIBs or accredited investors, each such QIB or accredited investor has confirmed to us that it agrees) that (x) we (or it) will not offer, sell, pledge or otherwise transfer the Preferred Shares except in accordance with Rule 144 under the Securities Act (if available), in each case in accordance with any applicable securities laws of any state of the United States, and (y) we (or it) will not deposit or cause to be deposited such Preferred Shares into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary) so long as such Preferred Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act; or

(b)
We (i) are a non-U.S. person located outside the United States (within the meaning of Regulation S under the Securities Act), (ii) are not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company, (iii) acquired, prior to the time of the withdrawal, the Restricted ADSs and the Preferred Shares represented thereby outside the United States (within the meaning of Regulation S under the Securities Act), (iv) are the beneficial owner of the Restricted ADSs and the Preferred Shares represented thereby, (v) will, for a period of forty (40) days after the delivery of the Preferred Shares to us, sell the Preferred Shares only to persons other than U.S. persons (within the meaning of Regulation S under the Securities Act), (vi) will not, for a period of forty (40) days after the date of delivery of the Preferred Shares to us, deposit the Preferred Shares into any depositary receipts facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), and (vii) will sell the Preferred Shares only in a transaction meeting the requirements of Regulation S.

The undersigned hereby instructs the Depositary to cancel the Restricted ADSs specified below, to deliver the Preferred Shares represented thereby as specified below and, if applicable, to issue to the undersigned a Restricted ADR evidencing the number of Restricted ADSs held by the undersigned and not cancelled pursuant to these instructions.  The undersigned appoints the Depositary and any of its authorized representatives as its attorney to take the actions contemplated above on behalf of the undersigned.

Name of Owner:	_____________________________
Social Security Number of Owner:	_____________________________
Account Number of Owner:	_____________________________
Number of Restricted ADSs to be cancelled:	_____________________________
Delivery Information for delivery of Preferred Shares Represented by Restricted ADSs to be cancelled:	_____________________________ _____________________________ _____________________________
Signature of Owner:	_____________________________ (Identify Title if Acting in Representative Capacity)

MEDALLION GUARANTEE

Name of Firm Issuing Guarantee:_________________________________________________________________
Authorized Signature of Officer:_________________________________________________________________

Title of Officer Signing This Guarantee:___________________________________________________________

Address:_____________________________________________________________________________________

____________________________________________________________________________________________

Area Code and Telephone Number:________________________________________________________________ Dated:_______________________________________________________________________________________

EXHIBIT D
to
Letter Agreement, dated as of March 30, 2015
(the "Letter Agreement"), by and between
AMARIN CORPORATION PLC
and CITIBANK, N.A.

_____________________

Resale Certification and Preferred ADS Issuance Instruction

_____________________

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

_____________________

Citibank, N.A., as Depositary
ADR Department
111 Wall Street
New York, New York  10043

Re:   Amarin Corporation plc

Dear Sirs:

Reference is made to (i) the Amended and Restated Deposit Agreement, dated as of November 4, 2011, by and among Amarin Corporation plc (the "Company"), Citibank, N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares (the "Ordinary ADSs") issued thereunder (the "Ordinary Share Deposit Agreement"), (ii) the Preferred Share Deposit Agreement, dated as of March 30, 2015, by and among the Company, the Depositary, and all Holders and Beneficial Owners of American Depositary Shares (the "Preferred ADSs") issued thereunder (the "Preferred Share Deposit Agreement" and together with the Ordinary Share Deposit Agreement, the "Deposit Agreements"), and (iii) the Letter Agreement, dated as of March 30, 2015 (the "Letter Agreement"), by and between the Company and the Depositary, in connection, inter alia, with the issuance and delivery of Restricted ADSs representing Preferred Shares, and Ordinary ADSs representing Ordinary Shares upon the conversion of Preferred Shares.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreements, or, in the event so noted herein, in the Letter Agreement.

This Resale Certification is being provided in connection with our request to the Depositary to transfer the Restricted ADSs specified below (CUSIP No.:  023111PR2) registered in the name of the undersigned or the undersigned's designee in the form of freely transferable ADSs in connection with our sale of such Preferred ADSs in a transaction exempt from registration under the Securities Act or covered by a Registration Statement (the "Sale").

The undersigned certifies that (please check appropriate box below):

☐Non-Affiliate Sale Exempt from Registration under Rule 144:  (1)(a) it is not, and during the preceding three months has not been, an affiliate (as defined in Rule 144 under the Securities Act) of the Company, (b) at least six months has elapsed since the Preferred Shares, represented by the surrendered Restricted ADSs to be transferred, were acquired from the Company, (c) the Company is, and has been for a period of at least 90 days immediately prior to the Sale has been, subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all required reports under Sections 13 and 15(d) of the Exchange Act (as applicable) during the 12 months preceding the Sale (other than Current Report(s) on Form 8-K), or

(2)(a) it is not, and during the preceding three months has not been, an affiliate (as defined in Rule 144 under the Securities Act) of the Company, (b) at least one year has elapsed since the Preferred Shares, represented by the surrendered Restricted ADSs to be transferred, were acquired from the Company, and (c) the Sale will comply will all other applicable requirements of Rule 144.

OR

* ☐ Other Sales Exempt from Registration:  the surrendered Restricted ADSs to be transferred and the Preferred Shares represented thereby are being transferred in a transaction exempt from registration under the Securities Act (other than Regulation S) and the Preferred ADSs to be delivered upon transfer are not “Restricted Securities” (within the meaning of Rule 144(a)(3) under the Securities Act).

*           The delivery of the requisite opinion of counsel to cover this transaction is the sole responsibility of the selling Restricted ADS holder.

The undersigned hereby requests that the Depositary:

debit from the undersigned's account specified below, for the issuance of unrestricted, freely transferable Preferred ADSs, the following number of Restricted ADSs:

__________________________________________
Restricted ADSs (CUSIP No.:  023111PR2 with Transaction Legend), and following the debit of the Restricted ADSs as contemplated in (i) above, issue and deliver “free” the following number of unrestricted, freely transferable Preferred ADSs:

____________________________
(CUSIP No.:  023111PR2)

to the person(s) identified below:

Name of Purchaser:	_____________________________
Street Address:	_____________________________
City, State, and Country:	_____________________________
Nationality:	_____________________________
Social Security or Tax Identification Number:	_____________________________

The undersigned hereby instructs the Depositary to cancel the Restricted ADSs to be transferred to the purchaser pursuant to the Sale and, if applicable, to issue to the undersigned a Restricted ADR evidencing the number of Restricted ADSs held by the undersigned and not transferred pursuant to the Sale.  The undersigned irrevocably appoints the Depositary and any of its authorized representatives as its attorney to take the actions contemplated above on behalf of the undersigned.

Name of Owner:	_____________________________
Social Security Number or Taxpayer Identification Number of Owner:	_____________________________
Account Number of Owner:	_____________________________

Date:	_____________________________
Signature of Owner:	_____________________________
(Identify Title if Acting in Representative Capacity)

MEDALLION GUARANTEE

Name of Firm Issuing Guarantee:_________________________________________________________________
Authorized Signature of Officer:_________________________________________________________________
Title of Officer Signing This Guarantee:___________________________________________________________

Address:_____________________________________________________________________________________

____________________________________________________________________________________________

Area Code and Telephone Number:________________________________________________________________

Dated:_______________________________________________________________________________________